UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2019

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut		06477
(Address of principal executive offices)		(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2018, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of its Compensation, Nominating and Corporate Governance Committee (the “Committee”), adopted an amendment to the Executive Variable Pay Plan, which is the Corporation’s annual cash incentive plan providing executive officers (including the “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended) and certain other key employees of the Corporation with the opportunity to earn annual incentive compensation through superior management performance and is intended to promote the future growth and success of the Corporation and its affiliates, and enhance the linkage between employee, customer and shareholder interests.

The amendments approved and reflected in the amendment and restatement of the Executive Variable Pay Plan (the “Amended and Restated Plan”) are intended to adjust the weighting of the corporate and business area performance metrics for the chief executive officers of Avangrid Networks, Inc. and Avangrid Renewables, LLC. Each year, a maximum annual incentive opportunity expressed as a percentage of annual base salary is established for each participant, which is dependent on each such participant’s position and the scope of responsibilities. Performance under the Amended and Restated Plan is measured based on achievement of the corporate metrics and the applicable business area and individual metrics, which are weighted differently for participants based on their respective roles to reflect the areas where each participant has the most significant impact on the Corporation’s results.

On February 13, 2019, the Board, upon the recommendation of the Committee, also approved an increase in the maximum opportunity level for the 2019 performance year under the Amended and Restated Plan for Douglas Stuver, the Corporation’s Senior Vice President – Chief Financial Officer from 90% of his base salary to 100% of his base salary.

The foregoing summary of the Amended and Restated Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is filed with this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with its regular review and assessment of the effectiveness of the Corporation’s compliance and ethics program, the Board, upon the recommendation of the Audit and Compliance Committee of the Board (the “Audit and Compliance Committee”), approved an amended and restated Code of Business Conduct and Ethics, effective February 13, 2019. The amended and restated Code of Business Conduct and Ethics maintains the essential principles and standards contained in the prior code but reflects the organizational separation of the Corporation’s legal services and compliance divisions and includes additional guidance in areas in which employees frequently seek advice from the compliance division. The amended and restated Code of Business Conduct and Ethics does not result in any waiver to any officer, director or employee of the Corporation, explicit or implicit, from any provision of the Code of Business Conduct and Ethics as in effect prior to the Board’s action to amend and restate the Code of Business Conduct and Ethics. The amended and restated Code of Business Conduct and Ethics is applicable to all directors, officers, and employees of the Corporation and its subsidiaries and affiliates, including but not limited to the Corporation’s principal executive officer, principal financial officer, principal accounting officer, and controller.

The amended and restated Code of Business Conduct and Ethics is available in the Corporate Governance section of the Corporation’s website at www.avangrid.com. The foregoing summary of the amended and restated Code of Business Conduct and Ethics is subject to and qualified in its entirety by reference to the full text of the amended and restated Code of Business Conduct and Ethics.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Variable Pay Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: February 20, 2019

4